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                                                                   EXHIBIT D(9)


                 CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS
                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.

To the Subscription Agent:

        The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, commercial bank or trust company, securities depository or participant therein, or nominee therefor, holding of
record              shares of Common Stock, par value $0.001 per share (the
"Common Stock"), of The Gabelli Global Multimedia Trust Inc. (the "Fund") on
behalf of           beneficial owners as of the close of business on ______,
2000, the Record Date for the offering by the Fund of 3,599,438 shares of Common Stock pursuant to transferable subscription rights (the "Rights") distributed to record holders of shares of Common Stock, all as described in a Prospectus dated ________, 2000 (the "Prospectus"), a copy of which the undersigned has received. One Right was distributed for each full share of Common Stock held of record as of the close of business on the Record Date; the number of rights issued to each record holder was rounded up to the nearest number evenly divisible by three; and each beneficial owner of Common Stock on the Record Date is entitled to have the number of Rights issued in respect of the shares of Common Stock beneficially owned by it rounded up to the nearest number evenly divisible by three.

        The undersigned further certifies that (A)       beneficial owners on
whose behalf it held, as of the close of business on the Record Date,     shares
of Common Stock registered in the name of the undersigned are each entitled to
ONE additional Right in accordance with the foregoing, and (B)       beneficial
owners on whose behalf it held, as of the close of business on the Record
Date,       shares of Common Stock registered in the name of the undersigned are each entitled to TWO additional Rights in accordance with the foregoing. Accordingly, the undersigned requests that, upon surrender of its Subscriptions
Certificate evidencing       Rights, a subscription Certificate evidencing
      Rights (including        additional Rights for rounding as detailed
above*) be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Fund or its designee with such additional information as the Fund deems necessary to verify the foregoing.

Date:    , 2000
                                             -----------------------------------
                                             Name of Record Holder



                                             By:

                                             -----------------------------------
                                               Name:
                                               Title:
                                               Address:

                                               Telephone:
                                               Facsimile:
                                               DTC Participant Number


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*     The number of additional Rights should be equal to (A) + 2x(B).